EX-99.23.i.ii



J. W. BROWN (1911-1995)             BROWN, CUMMINS & BROWN CO., L.P.A.
JAMES R. CUMMINS                     ATTORNEYS AND COUNSELORS AT LAW
ROBERT S BROWN                               3500 CAREW TOWER
DONALD S. MENDELSOHN                         441 VINE STREET
LYNNE SKILKEN                             CINCINNATI, OHIO 45202
AMY G. APPLEGATE                         TELEPHONE (513) 381-2121
KATHRYN KNUE PRZYWARA                   TELECOPIER (513) 381-2125
MELANIE S. CORWIN

                                                            JOANN M. STRASSER
                                                           AARON A. VANDERLAAN
                                                           LAWRENCE A. ZEINNER

                                                               OF COUNSEL
                                                             GILBERT BETTMAN
                                                              (1918 - 2000)



                                 October 3, 2001


Alpha Analytics Investment Trust
1901 Avenue of the Stars, Suite 123
Los Angeles, California 90067

RE:        ALPHA ANALYTICS INVESTMENT TRUST, FILE NOS. 333-65407 AND 811-9039

Gentlemen:

           A legal opinion that we prepared was filed with Post-Effective Amendment No. 2 to your Registration Statement (the "Legal Opinion"). We hereby give your our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 3 to your Registration Statement (the "Amendment") and consent to all references to us in the Amendment.


                                        Very truly yours,

                                        /s/

                                        Brown, Cummins & Brown Co., L.P.A.